Exhibit 99

Thomas Weisel Partners

Healthcare Tailwinds 2004

September 8, 2004

Forward-Looking Statements

Except for historical information discussed, today’s presentation includes forward-looking statements that involve risks and uncertainties. Investors are cautioned that such statements are only predictions and that actual events or results may differ materially. Some of the factors which could cause actual results to materially differ from those anticipated by the forward-looking statements are set forth in the Company’s latest SEC Filings on Forms 10-K and 10-Q and in its earnings release dated July 27, 2004. Further, these forward-looking statements speak only as of this date September 8, 2004. We undertake no obligation to publicly release the results of any revisions to the forward-looking statements made today to reflect events or circumstances after today or to reflect the occurrence of unanticipated events.

Sales by Business Segment

Fiscal Year Ended March 31, 2004 (Dollars in millions)

HEALTHCARE ($753)

69%

LIFE SCIENCES ($246)

23%

STERIS ISOMEDIX SERVICES ($88)

8%

Healthcare Segment Overview

Products:

Equipment and chemistries for cleaning and sterilizing surgical instruments Surgical tables, lights and ceiling management systems Caregiver skin protection products Maintenance services

Customers:

Hospitals

Outpatient surgical centers Physician offices

Growth Drivers:

Aging population

Inpatient and outpatient surgical procedures Hospital capacity expansions New products and technical innovations Global awareness of the need for infection control

Competitive Position:

Sterile Processing—$3.6 billion market

STERIS US leader Getinge global leader Others: J&J, 3M

Surgical Tables and Lights—$1.5 billion market

STERIS US leader Getinge global leader

Others: Getinge, Skytron, Hill-Rom

Skin Care—$300 million caregiver market

STERIS key player in fragmented market

Competitive Strengths

Integrated offering Broad technology base Strong US channel

Life Sciences Segment Overview

Products:

Variety of equipment for aseptic manufacturing and research Sterile water equipment, sterilizers, washers, room decontamination, freeze dryers Cleaning chemistries and service Technologies, products and services for government agency, military and private industry use

Customers:

Pharmaceutical and biopharmaceutical manufacturers Research institutions Government agencies, private industry

Growth Drivers:

Aging population

Increased drug consumption

Industry investment in drug production capacity Rigorous regulatory environments and risk of biochemical incidents Emerging diseases Biological and chemical weapon threats Government spending on homeland defense

Competitive Position:

STERIS has a strong position in $750 million global process equipment market STERIS has a strong position in $500 million research equipment market Others: Getinge, other European manufacturers in a variety of products

Competitive Strengths:

Breadth of product offering Unique offering Global presence Technology leadership

STERIS Isomedix Services Overview

Products:

Batch contract sterilization in 16 regional facilities with gamma, ethylene oxide and electron beam processing technologies

Customers:

Medical device manufacturers Food packagers Pharmaceutical manufacturers Cosmetics producers

Growth Drivers:

Outsourcing by manufacturers Growth in medical device consumption Expansion of STERIS processing facilities

Competitive Position:

STERIS US leader in $690 million global market

Competitors:

Sterigenics IBA Surebeam Cosmed Titan Scan

Strengths:

Responsive

Broad capability/technology Strategically located facilities

Our Growth Strategy

Enhance our revenue stream by continuing to diversify by product, service, market and geography

Increase recurring revenues Leverage our channel Introduce new technologies Adapt our technologies Expand internationally